UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 5, 2026
Date of Report (Date of earliest event reported)

PLAYSTUDIOS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39652	88-1802794
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10150 Covington Cross Drive, Las Vegas, Nevada		89144
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (725) 877-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MYPS	Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MYPSW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously reported in a Current Report on Form 8‑K filed with the Securities and Exchange Commission (the “Commission”) on November 10, 2025, on November 5, 2025, PLAYSTUDIOS, Inc., a Delaware corporation (the “Company”), received a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), as the closing bid price for the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), had been below $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The notice had no immediate effect on the listing of the Company’s securities, and the

Common Stock and the Company’s publicly traded warrants (the “Warrants,” and together with the Common Stock, the “Listed Securities”) continued to trade on the Nasdaq Global Market under the symbols “MYPS” and “MYPSW,” respectively.
Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial 180‑calendar‑day compliance period, expiring on May 4, 2026 (the “First Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance during the First Compliance Period, the closing bid price of the Common Stock was required to be at least $1.00 per share for a minimum of ten consecutive business days, which did not occur. On April 7, 2026, the Company submitted to Nasdaq an application to transfer the listing of its Listed Securities from the Nasdaq Global Market to the Nasdaq Capital Market, as permitted under Nasdaq Listing Rule 5810(c)(3)(A)(ii), and requested an additional 180‑calendar‑day period to regain compliance with the Minimum Bid Price Requirement.
On May 5, 2026, Nasdaq staff approved the Company’s application to transfer its listing to the Nasdaq Capital Market. The transfer will become effective at the opening of business on May 6, 2026 (the “Transfer Date”) and will have no immediate effect on the trading of the Listed Securities, which will continue to trade under the symbols “MYPS” and “MYPSW”. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market, and issuers listed on the Nasdaq Capital Market must continue to meet specified financial and corporate governance requirements.
As a result of the transfer, Nasdaq granted the Company a second 180‑calendar‑day compliance period, expiring November 2, 2026 (the “Second Compliance Period”), to regain compliance with the Minimum Bid Price Requirement under Nasdaq Listing Rule 5550(a)(2). To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days on or prior to  November 2, 2026.  If the Company chooses to implement a reverse stock split in order to cure the deficiency, the split must be completed no later than ten business days prior to the expiration of the Second Compliance Period to allow time for Nasdaq verification of compliance. Nasdaq’s determination to grant the additional compliance period was based on, among other factors, (i) the Company’s satisfaction of the market value of publicly held shares standard and all other applicable initial listing requirements for the Nasdaq Capital Market (except for the Minimum Bid Price Requirement), (ii) the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split if necessary, (iii) its agreement to the conditions under the Nasdaq listing agreement, and (iv) the additional supporting information provided with its application.
If at any time during the Second Compliance Period the closing bid price of the Common Stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written confirmation to the Company and the matter will be closed. If the Company does not regain compliance by November 2, 2026, or fails to satisfy the terms of the extension, Nasdaq staff will issue a notice that the Company’s securities are subject to delisting, which the Company may appeal to a Nasdaq Hearings Panel; however, there can be no assurance that any such appeal would be successful.
The Company will continue to monitor the closing bid price of its Common Stock and, as appropriate, will consider available options to cure the deficiency and regain compliance, including by effecting a reverse stock split, if necessary, prior to the expiration of the Second Compliance Period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 5, 2026

PLAYSTUDIOS, Inc.

By:	/s/ Scott Peterson
	Name:	Scott Peterson
	Title:	Chief Financial Officer